Exhibit 99.1

DANAHER ANNOUNCES RECORD THIRD QUARTER RESULTS

WASHINGTON, D.C., October 19, 2006 — Danaher Corporation (NYSE:DHR) announced today that net earnings for its third quarter ended September 29, 2006 were $268 million, or $0.83 per diluted share, 17% higher than its 2005 third quarter net earnings of $229 million, or $0.70 per diluted share. Including stock-based compensation expense in both years, adjusted net earnings would have increased 21% over the comparable net earnings for 2005.

Sales for the 2006 third quarter were $2,443 million, 24% higher than the $1,966 million reported for the 2005 third quarter.

Net earnings for the first nine months of 2006 were $798 million, or $2.48 per diluted share, compared with $646 million, or $1.98 per diluted share for 2005, an increase of 24%. Included in 2006 year-to-date results were an after-tax gain of $0.03 per share related to the sale of an interest in shares of First Technology PLC and the after tax gain of approximately $0.16 per share from certain tax reserve reductions. Excluding these items from 2006 net earnings, and excluding from 2005 net earnings items which aggregate to a net gain of $0.04 per share, and including the impact of stock-based compensation on 2005 net earnings, adjusted earnings per diluted share for the first nine months of 2006 would have been $2.29, a 22% increase over the adjusted earnings per diluted share for the comparable period of 2005. Included in the attached reconciliation is a description of each item excluded from adjusted earnings per diluted share for each period.

Sales for the first nine months of 2006 were $6,936 million compared to $5,721 million for the first nine months of 2005, an increase of 21%.

H. Lawrence Culp, Jr., President and Chief Executive Officer, stated, “We are pleased to report record quarterly earnings. Revenue growth from existing businesses, also known as core revenues, remained strong and accounted for over six and one-half percent growth. Our operating cash flow for the first nine months of 2006 was $1,084 million, another record. Our performance year-to-date combined with the continued strength we see across our businesses reinforces our confidence in our ability to deliver positive results for the remainder of 2006.”

Danaher Corporation is a leading manufacturer of Professional Instrumentation, Industrial Technologies, and Tools and Components. (www.danaher.com)

Statements in this release that are not strictly historical, including the statement regarding expectations for the remainder of 2006 and any other statements regarding events or developments that we believe or anticipate will or may occur in the future, may be “forward-looking” statements. There are a number of important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements. These factors include, among other things, competition, our ability to develop and successfully market new products and technologies, our ability to expand our business in new geographic markets, our ability to identify, consummate and integrate appropriate acquisitions, litigation and other contingent liabilities including intellectual property matters, our compliance with applicable laws and regulations, our ability to achieve projected efficiencies, cost reductions, sales growth and earnings, economic conditions in the end-markets we sell into, commodity costs and surcharges, currency exchange rates, tax audits, and general domestic and international economic conditions. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in our SEC filings, including our 2005 Annual Report on Form 10-K and Third Quarter 2006 Quarterly Report on Form 10-Q. These forward-looking statements speak only as of the date of this release and the Company does not intend to update any forward-looking statement.

To download a copy of the full earnings report, please go to www.danaher.com

Please contact:

Andy Wilson

Vice President, Investor Relations

Danaher Corporation

2099 Pennsylvania Avenue

Washington, D.C. 20006

Telephone: (202) 828-0850

Fax: (202) 828-0860

DANAHER CORPORATION

CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS

(000’s omitted, except per share amounts)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 29, 2006	September 30, 2005	September 29, 2006	September 30, 2005
Sales	$2,442,723	$1,966,375	$6,936,148	$5,720,950
Operating costs and expenses:
Cost of sales	1,340,946	1,118,504	3,885,571	3,248,292
Selling, general and administrative expenses	710,215	523,612	1,996,279	1,569,452
Other expense (income), net	(762)	4,577	(16,379)	(9,334)

Total operating expenses	2,050,399	1,646,693	5,865,471	4,808,410

Operating profit	392,324	319,682	1,070,677	912,540
Interest expense	(26,645)	(9,203)	(53,920)	(35,506)
Interest income	941	3,050	6,772	12,049

Earnings before income taxes	366,620	313,529	1,023,529	889,083
Income taxes	(98,549)	(84,708)	(225,217)	(242,986)

Net earnings	$268,071	$228,821	$798,312	$646,097

Earnings per share:
Basic	$0.87	$0.74	$2.59	$2.09

Diluted	$0.83	$0.70	$2.48	$1.98

Average common stock and common equivalent shares outstanding:
Basic	308,344	309,590	307,680	309,703
Diluted	325,738	328,627	324,595	328,914

See the accompanying Notes to Consolidated Condensed Financial Statements.

A complete copy of Danaher’s Form 10-Q financial statements is available on the Company’s website

(www.danaher.com).

Danaher Corporation

Supplemental Reconciliation of Earnings Per Share

Three and Nine Months Ended September 29, 2006 and September 30, 2005

	Three Months Ended			Nine Month Ended
	9/29/2006	9/30/2005	% Change	9/29/2006	9/30/2005	% Change
Net earnings per GAAP	$268,071	$228,821	17.0%	$798,312	$646,097	23.5%

After-tax gain on sale of securities acquired in connection with an unsuccessful acquisition bid (First Technology—$14 million pre-tax)	—	—		(9,083)	—
Gain from reduction in income tax reserves	(437)	—		(52,603)	—
Adjustment to add share-based compensation expense, after assumed tax benefit	—	(8,215)		—	(20,229)
After-tax gain on retained debt and equity interest that had been received as consideration for previously sold business which interest had previously been written off (API Heat Transfer—$9.9 million pre-tax including collected interest)	—	—		—	(7,155)
After-tax gain on sale of business (M & M Precision—$4.6 million pre-tax)	—	—		—	(3,314)
Other after-tax (gains) loss on sale of real estate & other non-operational assets	(556)	—		(1,748)	(2,951)

Adjusted net earnings	$267,078	$220,606	21.0%	$734,878	$612,448	20.0%

Diluted net earnings per share per GAAP	$0.83	$0.70	18.5%	$2.48	$1.98	25.5%

After-tax gain on sale of securities acquired in connection with an unsuccessful acquisition bid (First Technology—$14 million pre-tax)	—	—		(0.03)	—
Gain from reduction in income tax reserves	—	—		(0.16)	—
Adjustment to add share-based compensation expense, after assumed tax benefit	—	(0.02)		—	(0.06)
After-tax gain on retained debt and equity interest that had been received as consideration for previously sold business which interest had previously been written off (API Heat Transfer—$9.9 million pre-tax including collected interest)	—	—		—	(0.02)
After-tax gain on sale of business (M & M Precision—$4.6 million pre-tax)	—	—		—	(0.01)
Other after-tax (gains) loss on sale of real estate & other non-operational assets	—	—		—	(0.01)

Adjusted diluted net earnings per share	$0.83	$0.68	22.0%	$2.29	$1.88	22.0%

NOTE: In addition to the results provided in this release in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), the Company has provided the non-GAAP measure of adjusted diluted earnings per share (the “non-GAAP measure”) which compares diluted earnings per share for the nine months ended September 30, 2005 to diluted earnings per share for the nine months ended September 29, 2006 on a basis which:

•	adds stock-based compensation expense to the 2005 period (net of an assumed tax benefit) on the same basis that such expense is included in the 2006 period, even though GAAP did not require such expense in 2005;

•	in the 2006 period, excludes (1) gains related to a reduction of income tax reserves, (2) gains related to the sale of securities acquired in connection with an unsuccessful acquisition and (3) gains from the sale of real estate; and

•	in the 2005 period, excludes (in each case on an after-tax basis) (1) gains from the collection of a note (including accrued interest) and equity interest that had been received as consideration for a previously divested business, (2) gains from the sale of a business, and (3) gains from the sale of real estate.

The non-GAAP measure should be considered in addition to, and not as a replacement for or superior to, diluted earnings per share calculated according to GAAP. Danaher’s non-GAAP measure may be defined differently than similar non-GAAP measures that are used by other companies.

Danaher management believes that the non-GAAP measure reflects an additional way of viewing aspects of Danaher’s operations that, when viewed with and reconciled to the corresponding GAAP measures, provide a more complete understanding of Danaher’s performance compared to previous periods and forecasts, and helps identify underlying trends in Danaher’s business. We believe that adjusting diluted earnings per share for the 2005 period to include stock-based compensation expense helps to provide a better understanding of actual year-over-year changes in the business (as opposed to changes in accounting treatment between years). The other items that have been excluded from the non-GAAP measure are items that occur with inconsistent frequency and for reasons that may be unrelated to the Danaher’s commercial performance during the period.

Danaher management references the non-GAAP measure in assessing current performance and making decisions about internal budgets, resource allocation and financial goals for its business units. Danaher management believes that the non-GAAP measure helps investors and others, if they so choose, in understanding and evaluating Danaher’s current operating performance and future prospects in the same manner as management does. In addition, Danaher believes that analysts and others in the investment community use the non-GAAP measure to assess Danaher’s performance, identify trends in Danaher’s performance and provide estimates of future performance.

A general limitation of the non-GAAP measure is that use of the non-GAAP measure (as compared to the related GAAP measure) may reduce comparability with other companies who may calculate similar non-GAAP measures differently. Another limitation of the non-GAAP measure is that it does not include all items of income and expense that affect Danaher’s operations (and includes expenses that did not affect Danaher’s operations), and excludes items of income or expense that may recur in the course of Danaher’s business (though at times and in amounts that may be difficult to predict). Danaher management compensates for these and other limitations of the non-GAAP measure by also considering Danaher’s financial results as determined in accordance with GAAP.

The Company also provides in the release the non-GAAP measure of adjusted net earnings which includes stock-based compensation expense in net earnings for the first nine months of 2005. The explanation set forth in this note also applies to the non-GAAP measure of adjusted net earnings.